Exhibit 1.1

Sanchez Production Partners LP

Common Units Representing Limited Partner Interests

Underwriting Agreement

November 16, 2016

Citigroup Global Markets Inc.

RBC Capital Markets, LLC,

As representatives of the several Underwriters
named in Schedule I hereto,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281

Ladies and Gentlemen:

Sanchez Production Partners LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. and RBC Capital Markets, LLC (the “Representatives”) are acting as representatives, an aggregate of 6,550,802 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) and, at the election of the Underwriters, up to 982,620 additional Common Units (the “Optional Units”) (the Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Units”).

The Partnership has entered into (i) that certain Purchase and Sale Agreement (the “Carnero Purchase Agreement”), dated as of October 6, 2016, with Sanchez Energy Corporation, a Delaware corporation (“Sanchez Energy”), and SN Midstream, LLC, a Delaware limited liability company, pursuant to which 50% of the equity interests in Carnero Processing LLC, a Delaware limited liability company (“Carnero Processing”), are contemplated to be purchased by the Partnership, (ii) that certain Purchase and Sale Agreement (the “EWI Purchase Agreement”), dated as of October 6, 2016, with SN Cotulla Assets, LLC, a Texas limited liability company, and SN Palmetto, LLC, a Delaware limited liability company, pursuant to which certain oil and gas assets and interests are contemplated to be purchased by the Partnership and (iii) that certain Purchase and Sale

Agreement (the “Lease Purchase Agreement”), dated as of October 6 2016, with Sanchez Energy and SN Terminal, LLC, a Delaware limited liability company, pursuant to which an option to acquire a lease is contemplated to be purchased by the Partnership.

Sanchez Production Partners GP LLC, a Delaware limited liability company, is the general partner of the Partnership (the “General Partner”).  The Significant Subsidiaries (as defined below) of the Partnership are referred to collectively herein as the “Operating Subsidiaries.”  The Partnership, the General Partner and the Operating Subsidiaries are referred to collectively herein as the “Partnership Entities.” The “Purchase Agreements” shall mean the Carnero Purchase Agreement, the EWI Purchase Agreement, the Lease Purchase Agreement and the SOII Purchase Agreement.  The “Subject Documents” shall mean the Organizational Agreements and the Purchase Agreements.

1.                                The Partnership represents and warrants to, and agrees with, each of the Underwriters as follows:

(a)                                 Registration. A registration statement on Form S-1 (File 333-213219) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission”) and such registration statement and any amendments thereto, each in the form heretofore delivered to the Representatives, excluding exhibits to the registration statement, but including all documents incorporated by reference in the prospectus included therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to such Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of such Registration Statement, any amendments thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission and any request on the part of the Commission for additional information has been complied with or otherwise resolved with the Commission. Any preliminary prospectus filed as part of such Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Units, is hereinafter called the “Preliminary Prospectus”; the various parts of such Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the Preliminary Prospectus or Prospectus (as defined below) relating to the Units that is filed with the Commission and deemed by virtue of Rule 430A under the Securities Act to be part of such Registration Statement, each as amended at the time such part of such Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(e) hereof), together with the information provided on Schedule II and each Issuer Free Writing Prospectus (as defined below) listed on Schedule II is hereinafter called the “Pricing Disclosure Package”; the form of the final prospectus relating to the Units filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1, as of the date of such prospectus; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus.”

(b)                                 No Stop Order. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein;

(c)                                  No Material Misstatements or Omissions in Pricing Disclosure Package and Free Writing Prospectus. For the purposes of this Agreement, the “Applicable Time” is 5:25 p.m. (Eastern time) on the date of this Agreement.  The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein;

(d)                                 No Material Misstatements or Omissions in the Incorporated Documents. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the

Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement;

(e)                                  Form of Documents. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein;

(f)                                   Ineligible Issuer. The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Time of Delivery, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(g)                                  Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto, was made or will be made with a reasonable basis and in good faith.

(h)                                 Independent Accountants. KPMG LLP (“KPMG”), who certified the financial statements and supporting schedules of the Partnership and whose reports are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Partnership as required by the Securities Act, the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.

(i)                                     Reserve Engineers. Netherland, Sewell & Associates, Inc. (“NSAI”), whose reports are contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, was as of the date of such reports, and is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to the Partnership.  Ryder Scott Co. LP (“Ryder Scott”), whose report is referenced in the Registration Statement, the Pricing Disclosure Package and the Prospectus, was as of the date of such reports, and is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to the Partnership.

(j)                                    Reserve Information. The oil and natural gas reserve estimates of the Partnership Entities as of December 31, 2015 and December 31, 2014, contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are derived from reports that have been prepared by NSAI and Ryder Scott, in accordance with customary industry practices, and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Partnership Entities at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines, including the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act, applied on a consistent basis throughout the periods involved.

(k)                                 Financial Statements. The historical financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Partnership (including Sanchez Production Partners LLC (predecessor-in-interest by conversion)) and its subsidiaries, at the dates indicated and the results of operations and changes in capital and cash flows of the Partnership Entities for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and materially comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the Commission thereunder. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects, in accordance with GAAP, the information required to be stated therein.  All other financial information of the Partnership, including “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act (including, without limitation, Regulation S-X under the Securities Act) and the Exchange Act (including, without limitation, Regulation G under the Exchange Act) and Item 10 under Regulation S-K, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or Prospectus that are not so included as required.

(l)                                     No Material Changes. None of the Partnership Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; since the date as of which information is given in the Registration Statement through the date of this Agreement, there has not been any change in the equity interests or long term debt of any of the Partnership Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, unitholders’ equity or results of operations of the Partnership Entities, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, except as may otherwise be disclosed in the Registration Statement and the Pricing Disclosure Package, none of the Partnership Entities have (i) issued or granted any securities (other than customary issuances or grants pursuant to employee benefit plans), (ii) incurred any material liability or obligation, direct, indirect or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any distribution.

(m)                             Formation and Good Standing of the Partnership. The Partnership has been duly formed and is validly existing as a limited partnership, and is in good standing under the laws of the State of Delaware, with full partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (A) to execute and deliver this Agreement and the Purchase Agreements to which it is a party and consummate the transactions contemplated hereby and thereby, and (B) to issue, sell and deliver the Units.

(n)                                 Foreign Qualification and Registration of the Partnership. The Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change in (i) the financial condition, results of operations, members’ equity or partners’ capital, business, properties, management or prospects of the Partnership and the Operating Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) the ability of the Partnership and the Operating Subsidiaries to consummate the transactions contemplated by this Agreement or the Purchase Agreements to which they are a party (in either case of clause (i) or (ii), a “Material Adverse Effect”).

(o)                                 Formation and Good Standing of the Partnership’s Subsidiaries. Each of the Operating Subsidiaries has been duly formed and is validly existing, and is in good standing under the laws of the state where such subsidiary is formed, with full power and authority to enter into and perform its obligations under the Purchase Agreements to which it is a party, to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Operating Subsidiaries is duly qualified as a foreign entity, to transact business and is in good standing in the jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not individually or in the aggregate, result in a Material Adverse Effect.

(p)                                 Power and Authority of General Partner.  The General Partner has, and at each Time of Delivery will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the Preliminary Prospectus.

(q)                                 Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 14, 2015, and as in effect on the date hereof (collectively and as may be further amended, restated or otherwise modified from time to time, the “Partnership Agreement”); and the General Partner is the record holder of such general partner interest free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (“Liens”), other than those created or arising under the Partnership Agreement, the Securities Act, the Delaware LP Act or other applicable state securities laws.

(r)                                    Ownership of Incentive Distribution Rights in the Partnership. SP Holdings, LLC, a Delaware limited liability company (“Holdings”) is the record holder of all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”) and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Holdings owns the Incentive Distribution Rights free and clear of all Liens, other than those created or arising under the Partnership Agreement, the Securities Act, the Delaware LP Act or other applicable state securities laws.

(s)                                   No Other Subsidiaries. At each Time of Delivery, after giving effect to the Purchase Agreements, the Partnership will not own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity that is a “significant subsidiary” (as defined in Article 1-02(w) of Regulation S-X) other than those listed on Schedule IV attached hereto (the “Significant Subsidiaries”).

(t)                                    Ownership of the General Partner.  Holdings owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (such agreement, as may be further amended, restated or otherwise modified from time to time, the “General Partner LLC Agreement”) and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest is owned free and clear of all Liens, except for Liens arising under or in connection with the General Partner LLC Agreement, or created or arising under the Delaware LLC Act or applicable securities laws.

(u)                                 Ownership of SEP Holdings IV, LLC.  The Partnership owns a 100% membership interest in SEP Holdings IV, LLC, a Delaware limited liability company (“SEP IV”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of SEP IV (such agreement, as may be further amended, restated or otherwise modified from time to time, the “SEP IV LLC Agreement”) and are fully paid (to the extent required under the SEP IV LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) Liens arising under or in connection with the SEP IV LLC Agreement, or created or arising under the Delaware LLC Act or applicable securities laws and (ii) Liens permitted or arising under or in connection with the Third Amended and Restated Credit Agreement, dated as of March 31, 2015, as amended, among the Partnership, as borrower, the lenders party thereto and Royal Bank of Canada, as administrative agent, collateral agent and issuing bank (the “Credit Agreement”).

(v)                                 Ownership of CEP Mid-Continent LLC.  The Partnership owns a 100% membership interest in CEP Mid-Continent LLC, a Delaware limited liability company (“CEP Mid-Con”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of CEP Mid-Con (such agreement, as may be further amended, restated or otherwise modified from time to time, the “CEP Mid-Con LLC Agreement”) and are fully paid (to the extent required under the CEP Mid-Con LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) Liens arising under or in connection with the CEP Mid-Con LLC Agreement, or created or arising under the Delaware LLC Act or applicable securities laws and (ii) Liens permitted or arising under or in connection with the Credit Agreement.

(w)                               Ownership of Mid-Continent Oilfield Supply, L.L.C.  CEP Mid-Con owns a 100% membership interest in Mid-Continent Oilfield Supply, L.L.C., an Oklahoma limited liability company (“MCOS”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of MCOS (such agreement, as may be further amended, restated or otherwise modified from time to time, the “MCOS LLC Agreement”) and are fully paid (to the extent required under the MCOS LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 2030, 2031 and 2040 of the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”)); and such membership interest is owned free and clear of all Liens, except for (i) Liens arising under or in connection with the MCOS LLC Agreement, or created or arising under the Delaware LLC Act or applicable securities laws and (ii) Liens permitted or arising under or in connection with the Credit Agreement.

(x)                                 Ownership of Catarina Midstream, LLC.  The Partnership owns a 100% membership interest in Catarina Midstream, LLC (“Catarina Midstream”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Catarina Midstream (such agreement, as may be further amended, restated or otherwise modified from time to time, the “Catarina Midstream LLC Agreement”) and are fully paid (to the extent required under the Catarina Midstream LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) Liens arising under or in connection with the Catarina Midstream LLC Agreement, or created or arising under the Delaware LLC Act or applicable securities laws and (ii) Liens permitted or arising under or in connection with the Credit Agreement.

(y)                                 Ownership of Carnero Gathering, LLC.  The Partnership owns a 50% membership interest in Carnero Gathering, LLC (“Carnero Gathering”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Carnero Gathering (such agreement, as may be further amended, restated or otherwise modified from time to time, the “Carnero Gathering LLC Agreement”) and is fully paid (to the extent required under the Carnero Gathering LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) Liens arising under or in connection with the Carnero Gathering LLC Agreement, or created or arising under the Delaware LLC Act or applicable securities laws and (ii) Liens permitted or arising under or in connection with the Credit Agreement.

(z)                                  Ownership of Northeast Shelf Energy, L.L.C.  CEP Mid-Con owns a 100% membership interest in Northeast Shelf Energy, L.L.C., an Oklahoma limited liability company (“Northeast”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Northeast (such agreement, as may be further amended, restated or otherwise modified from time to time, the “Northeast LLC Agreement”; collectively with the Partnership Agreement, the General Partner LLC Agreement, the SEP IV LLC Agreement, the CEP Mid-Con LLC Agreement, the MCOS LLC Agreement, the Catarina Midstream LLC Agreement and

the Carnero Gathering LLC Agreement, the “Organizational Agreements”) and are fully paid (to the extent required under the Northeast LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 2030, 2031 and 2040 of the Oklahoma LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) Liens arising under or in connection with the Northeast LLC Agreement, or created or arising under the Oklahoma LLC Act or applicable securities laws and (ii) Liens permitted or arising under or in connection with the Credit Agreement.

(aa)                          Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership.

(bb)                          Enforceability of the Subject Documents. At or before the First Time of Delivery and on each Time of Delivery, each of the Subject Documents will have been duly authorized, executed and delivered by or on behalf of the Partnership Entities party thereto and, assuming due authorization by the other parties thereto (other than a Partnership Entity), will constitute a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms; provided that the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

(cc)                            Authority and Authorization. The Units to be sold by the Partnership pursuant to this Agreement, and the limited partner interests represented thereby, have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment thereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act); and except as described in the Pricing Disclosure Package, the issuance and sale of the Units to be sold by the Partnership pursuant to this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person.  On the First Time of Delivery and at each Time of Delivery, all corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their members, partners or stockholders for the authorization, issuance and sale and delivery of the Units, the execution and delivery (on or before the First Time of Delivery) by the Partnership Entities of the Subject Documents to which they are a party and the consummation of the transactions contemplated by this Agreement and the Subject Documents to which they are a party shall have been validly taken.

(dd)                          Description of Subject Documents. Each of the Subject Documents conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ee)                            Description of Units. The Units to be sold by the Partnership pursuant to this Agreement, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment thereof as provided therein and herein, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(ff)          Capitalization of the Partnership. As of the date hereof and at the Applicable Time, the issued and outstanding partnership interests of the Partnership consisted of 4,429,915 Common Units, 19,444,445 Class B Preferred Units and the Incentive Distribution Rights. All outstanding Common Units and Class B Preferred Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(gg)                            Absence of Defaults. None of the Partnership Entities is in (i) violation of its Organizational Agreements, charter, certificate of limited partnership or formation or conversion or other governing document of any of the Partnership Entities (collectively, the “Organizational Documents”), (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission (provided, that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), such instrument, agreement or other document, as the case may be, shall be in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed) (“Subject Instruments”) or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of any of the Partnership Entities is subject that are material with respect to the Partnership Entities taken as a whole (together with Subject Instruments, the “Partnership Documents”); except in the case of clause (iii) for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(hh)                          Legal Sufficiency of Purchase and Sale Agreements. The Carnero Purchase Agreement will be legally sufficient to transfer or convey, directly or indirectly, a 50.0% equity interest in Carnero Processing, as contemplated by the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Carnero Purchase Agreement and described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. The EWI Purchase Agreement will be legally sufficient to transfer or convey, directly or indirectly, certain oil and gas assets and interests, as contemplated by the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the EWI Purchase Agreement and described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. The Lease Purchase Agreement will be legally sufficient to transfer or convey, directly or indirectly, an option to acquire a lease, as contemplated by the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Lease Purchase Agreement and described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. The SOII Purchase Agreement will be legally sufficient to transfer or convey, directly or indirectly, a 10.0% interest in the Silver Oak II Gas Processing Facility, as contemplated by the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the SOII Purchase Agreement and described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(ii)                                  No Conflicts. Neither (i) the issue and sale of the Units and the compliance by the Partnership with this Agreement and the consummation of the transactions herein contemplated and in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the use of the proceeds from the sale of the Units to be sold by the Partnership pursuant to this Agreement as described in the Pricing Disclosure Package under the caption “Use of Proceeds”) nor (ii) the execution, delivery and performance of the Purchase Agreements by the Partnership Entities party thereto and the consummation by the Partnership Entities of the transactions contemplated by the Purchase Agreements, and compliance by the Partnership Entities with their obligations under the Purchase Agreements will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any Partnership Entity is bound or to which any of the property or assets of the Partnership Entities is subject, nor will such action result in any violation of the provisions of the Organizational Documents or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their properties.

(jj)                                Absence of Labor Dispute. No labor dispute with the employees of any Partnership Entity exists or is imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of any of the Partnership Entities that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(kk)                          Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting any Partnership Entity that is required to be disclosed in the Registration Statement, Pricing Disclosure Package or the Prospectus (other than as disclosed therein), or that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation by the Partnership of the transactions contemplated in this Agreement or the performance by the Partnership of its obligations under this Agreement.

(ll)                                  Accuracy of Descriptions and Exhibits. The information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” and “Material Tax Considerations” and the information in the Registration Statement under Item 15 of Part II, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Partnership Agreement or any other instruments or agreements (including the Subject Documents), summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of any Partnership Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the

Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(mm)                  Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any unitholder, member or creditor of any of the Partnership Entities, (C) no authorization, approval, waiver or consent under any Subject Instrument and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for (x) the execution and delivery of this Agreement and the Subject Documents by the Partnership Entities party thereto and the performance of their respective obligations hereunder and thereunder, (y) the offering, issuance, sale or delivery by the Partnership of the Units to be sold by the Partnership hereunder, or (z) the consummation by the Partnership Entities of any of the other transactions contemplated by this Agreement and the Purchase Agreements, in each case on the terms contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except such as have been obtained or, prior to the First Time of Delivery, will be obtained under the Securities Act, the Exchange Act, the rules and regulations of the Commission thereunder, the rules and regulations of the Financial Industry Regulatory Authority Inc. (“FINRA”) and with the NYSE MKT LLC (the “Exchange”).

(nn)                          Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess such Governmental Licenses would not reasonably be expected to result in a Material Adverse Effect; each of the Partnership Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; none of the Partnership Entities have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(oo)                          Title to Property.  Each of the Partnership Entities has (A) legal, valid and defensible title to the interests in the oil and natural gas properties supporting the estimates of its net proved reserves contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (the “Partnership Properties”), (B) good and indefeasible title in fee simple to all real property owned by them, other than the Partnership Properties covered by clause (A), and (C) good and marketable title to all other property and assets owned by them, in each case free and clear of all Liens, except Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and Liens that do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities. All assets held under lease or sublease by the Partnership Entities, including real property, buildings and other improvements, and equipment and other property, except the Partnership Properties covered by clause (A) above, are held by it under valid, subsisting and enforceable leases or subleases, as the case may be, subject to exceptions that are not material and do not interfere with the use made or proposed to be made of such assets, except the Partnership Properties covered by clause (A) above, by the Partnership Entities, and all such leases and subleases are in full force and effect. The Partnership Entities have no notice of any claim that has been asserted by anyone adverse to the rights of any of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of any of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, have a Material Adverse Effect.

(pp)                          Rights of Way. Each of the Partnership Entities has such consents, easements, permits, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; and each of the Partnership Entities has fulfilled and performed all of its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, termination and impairments that would not reasonably be expected to have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(qq)                          Investment Company Act. The Partnership is not, and after giving effect to the offering and sale of the Units as contemplated in this Agreement and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” the Partnership will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(rr)                                Intellectual Property.  Each of the Partnership Entities owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses conflicts with, and has not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(ss)                              Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each Partnership Entity has all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the knowledge of the Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities, (D) none of the Partnership Entities has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any comparable state law and (E) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(tt)                                Review of Environmental Laws. The Partnership has reviewed the effect of Environmental Laws in effect on the date hereof on the business, operations and properties of the Partnership Entities, in the course of which it identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with such Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(uu)                          Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Units, except in each case for such rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and that have been complied with or waived in writing.

(vv)                          Tax Returns. The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure to so file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid by them and any other assessment, interest, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, interest, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, interest, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ww)                      Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility, or entitled to the benefits of such insurance, against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective business, assets, employees, properties, officers and directors are in full force and effect; and the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and the Partnership has no reason to believe that it will not be able to renew any existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers as a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xx)                          Accounting and Disclosure Controls. The Partnership Entities maintain a system of internal accounting controls that has been designated by the General Partner’s principal executive officer and principal financial officer, or under their supervision sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Partnership is not aware of (i) any significant deficiencies in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial information, or any material weaknesses in internal controls over financial reporting of the Partnership Entities or (ii) any fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting. The Partnership maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Partnership and its subsidiaries is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established to the extent required by Rule 13a-15 of the Exchange Act.

(yy)                          Compliance with Sarbanes-Oxley Act. The Partnership and, to the knowledge of the Partnership, the officers of the General Partner of the Partnership, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith and with which any of them is required to comply, including Section 402 related to loans.

(zz)                            Absence of Manipulation. The Partnership and its controlled affiliates, and to the knowledge of the Partnership, the Partnership’s other affiliates, have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Units.

(aaa)                   Statistical and Market-Related Data. Any statistical, market-related and similar data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived.

(bbb)                   Foreign Corrupt Practices Act. None of the Partnership Entities, nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Partnership Entities has (i) used any limited partnership funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from limited partnership funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ccc)                      Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened.

(ddd)                   OFAC. (i) None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership is currently the subject or the target of any U.S. sanctions including, without limitation, any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”); (ii) the Partnership will not directly or indirectly use any of the proceeds from the sale of Units by the Partnership in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund any activities of or business with any Sanctioned Person or Sanctioned Countries (as defined below) or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; (iii) none of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (A) the subject of any Sanctions; or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”); and (iv) except as has been disclosed to the Representatives or is not material to the analysis under any

Sanctions, none of the Partnership Entities have engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor do the Partnership Entities have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(eee)                      Offering Materials. The Partnership has not distributed or, prior to the completion of the distribution of the Units, will not distribute any “written communication” (as defined under Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Units, other than any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, any amendment or supplement to any of the foregoing and any Issuer Free Writing Prospectus to which the Representatives have consented and any Issuer Free Writing Prospectus set forth on Schedule II(a) hereto.

(fff)                         ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur that will, individually or in the aggregate, have a Material Adverse Effect and (C) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) that will, individually or in the aggregate, have a Material Adverse Effect; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, to the knowledge of the Partnership or any member of its Controlled Group, whether by action or by failure to act, which would cause the loss of such qualification, except for any such actions or failures to act that would not, individually or in the aggregate, have a Material Adverse Effect.

(ggg)                      Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement and the Preliminary Prospectus that is not so disclosed. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(hhh)                   Brokers. Except as provided in this Agreement, there is not a broker, finder or other party that is entitled to receive from any Partnership Entity any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(iii)                               No Restrictions on Distributions. The Partnership is not prohibited, directly or indirectly, from paying or making distributions with respect to its equity securities, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(jjj)                            Restrictions on Subsidiary Payments to the Partnership.  No Operating Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital units, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any Operating Subsidiary, except as described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(kkk)                   Exchange Listing of Common Units. The Partnership has submitted an application for listing of the Units on the Exchange. Nothing has occurred, to the knowledge of the Partnership, which would cause such application to be denied by the Exchange.

(lll)                               Other Sales. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act and the rules and regulations of the Commission thereunder or the interpretations thereof by the Commission.

2.                                Subject to the terms and conditions herein set forth, (a) the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at a purchase price per Common Unit of $10.34, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at the purchase price per Common Unit set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional Common Units) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units which all of the Underwriters are entitled to purchase hereunder.

The Partnership hereby grants to the Underwriters the right to purchase at their election up to 982,620 Optional Units, at the purchase price per Common Unit set forth in the paragraph above, provided that the purchase price per Optional Unit shall be reduced by an amount per Common Unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Optional Units.  Any such election to purchase Optional Units may be exercised only by written notice from the Representatives to the Partnership, given within a period of thirty (30) calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Partnership otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                Upon the authorization by the Representatives of the release of the Units, the several Underwriters propose to offer the Units for sale upon the terms and conditions set forth in the Prospectus.

4.                                (a)                                 The Units to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Partnership shall be delivered by or on behalf of the Partnership to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to the Representatives at least forty-eight hours in advance.  The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on November 22, 2016 or such other time and date as the Representatives and the Partnership may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Units, or such other time and date as the Representatives and the Partnership may agree upon in writing.  Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Andrews Kurth Kenyon LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002 (the “Closing Location”) at such Time of Delivery.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                The Partnership agrees with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Securities Act; to make no further amendment or any supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Securities Act, within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Units; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction;

(c)                                  Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(d)                                 To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Partnership Entities (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Partnership, Rule 158);

(e)                                  During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any securities of the Partnership that are substantially similar to the Units, including but not limited to any options or warrants to purchase Common Units or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Units or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, without the prior written consent of the Representatives on behalf of the Underwriters;

The restrictions contained in the preceding paragraph shall not apply to the issuance by the Partnership of (i) Common Units pursuant to (A) this Agreement, (B) employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof, including, without limitation, under the Partnership’s Long-Term Incentive Plan, (C) Section 5.10 of the Partnership Agreement in connection with the conversion of the Partnership’s Class B Preferred Units (as defined in the Partnership Agreement) in accordance with the terms thereof, (D) that certain Amended and Restated Shared Services Agreement, dated as of March 6, 2015, between the Partnership and Holdings, (E) a private placement exempt from registration under the Securities Act to Sanchez Energy as disclosed in the Partnership’s Current Report on Form 8-K, filed November 16, 2016 and (ii) PIK Units (as defined in the Partnership Agreement) pursuant to Section 5.10 of the Partnership Agreement.

(f)                                   If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

(g)                                  Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership’s trademarks, servicemarks and limited partnership logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(h)                                 To use the net proceeds received by it from the sale of the Units in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”; and

(i)                                     To use its best efforts to list, subject to notice of issuance, the Units on the Exchange.

6.

(a)                                 The Partnership represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior written consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Partnership and the Representatives is listed on Schedule II(a) hereto;

(b)                                 The Partnership has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                                  The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein.

7.                                The Partnership covenants and agrees with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by FINRA of the terms of the sale of the Units; (v) the cost of preparing certificates for the Units; (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (vii) all fees and expenses in connection with listing the Units on the Exchange; (viii) all expenses incident to the “road show” for the offering of the Units, including the cost of any chartered airplane or other transportation in connection therewith; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Units by them, and any advertising expenses connected with any offers they may make.

8.                                The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Partnership herein are, at and as of such Time of Delivery, true and correct, the condition that the Partnership shall have performed all of their obligations hereunder theretofore to be performed by it, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)                                 Baker Botts L.L.P., counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, with respect to such matters the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Andrews Kurth Kenyon LLP, counsel for the Partnership, shall have furnished to the Representatives their written opinion (a draft of such opinion is attached as Annex I hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d)                                 On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG shall have furnished to the Representatives an accountants’ comfort letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives;

(e)                                  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, NSAI and Ryder Scott shall have furnished to the Representatives a reserve engineers’ comfort letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives;

(f)                                   (i)  None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Partnership Entities, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Prospectus;

(g)                                  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded to any of the Partnership Entities’ debt securities or preferred units by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership Entities’ debt securities or preferred units;

(h)                                 On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Partnership’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in the Representatives’ sole judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)                                     The Units at each Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j)                                    The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k)                                 The Partnership shall have obtained and delivered to the Underwriters executed copies of an agreement from the officers and directors of the General Partner and certain unitholders of the Partnership listed on Schedule III hereof, substantially to the effect set forth in Annex II hereof; and

(l)                                     The Partnership shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the General Partner reasonably satisfactory to the Representatives as to such matters as the Representatives may reasonably request, including, without limitation:

(i)                                     the accuracy of the representations and warranties of the Partnership herein at and as of such Time of Delivery;

(ii)                                  the performance by the Partnership of all of its obligations hereunder to be performed at or prior to such Time of Delivery;

(iii)                               a statement that they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A)(1) the Registration Statement, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, (2) the Prospectus, as of its date and on the applicable Time of Delivery, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv)                              the matters set forth in subsections (a) and (f) of this Section.

9.                                (a)  The Partnership agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.

This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Partnership acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Underwriters on the other from the offering of the Units. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

10.                         (a)  If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder, the Representatives may in the Representatives’ discretion arrange for the Representatives or another party or other parties to purchase such Units on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Units on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Partnership that the Representatives have so arranged for the purchase of such Units, or the Partnership notifies the Representatives that it has so arranged for the purchase of such Units, the Representatives or the Partnership shall have the right to postpone Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b)                                 If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the Representatives and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Common Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the Representatives and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                         The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership, or any officer or director of the General Partner or controlling person of the Partnership, and shall survive delivery of and payment for the Units.

12.                         If this Agreement shall be terminated pursuant to Section 10 hereof, the Partnership shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Partnership shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                         In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469; and RBC Capital Markets, LLC at 200 Vesey Street New York, New York 10281 Attention: Equity Syndicate, facsimile number 1-(212) 428-6260; and if to the Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its

Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.                         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the General Partner and each person who controls the Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                         Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                         The Partnership acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership on other matters) or any other obligation to the Partnership except the obligations expressly set forth in this Agreement and (iv) the Partnership has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Partnership agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

17.                         This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                         THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Partnership and the Underwriters agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Partnership and each Underwriter agree to submit to the jurisdiction of, and to venue in, such courts.

19.                         The Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                         Notwithstanding anything herein to the contrary, the Partnership is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Partnership relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.”

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Partnership.  It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

SANCHEZ PRODUCTION PARTNERS LP

By:	Sanchez Production Partners GP LLC,
its general partner

By:	/s/ Charles C. Ward

Name:	Charles C. Ward

Title:	Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Octavio Molmenti
Name: Octavio Molmenti
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Davis
Name: Michael Davis
Title: Managing Director

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.